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                                                                      Exhibit 99



                                 PROMISSORY NOTE

Richmond, Virginia                                               August 31, 2006

     FOR VALUE RECEIVED, the undersigned, JPMorgan Chase Bank, National Association (formerly The Chase Manhattan Bank) (the "Trustee"), solely in its capacity as Directed Trustee of The Brink's Company Employee Benefits Trust (the "Trust"), hereby promises on behalf of the Trust to pay to the order of The Brink's Company (the "Company"), at the Company's principal office at 1801 Bayberry Court, Richmond, Virginia 23226-8100, the sum of One Hundred Thirteen Million, Three Hundred Eighty Thousand Dollars ($113,380,000) together with interest thereon as hereinafter set forth.

     Interest shall be paid (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance, at an interest rate of nine and a half percent (9.5%) per annum. Interest shall accrue from the date hereof on the unpaid balance, and shall be paid on each of March 1, June 1, September 1 and December 1, commencing on December 1, 2006. Principal (and accrued unpaid interest thereon) of this Note may be prepaid in whole or in part at any time and from time to time without penalty and may, in the manner set forth in the Trust Agreement, be forgiven. Each prepayment (or forgiveness) of principal shall be applied to reduce installments of principal thereafter due on the Note in the order of their scheduled maturities. Whenever a payment fall due on a Saturday, Sunday or public holiday, such payment shall be made on the next business day. Upon termination of the Trust, the entire unpaid balance of principal and interest shall be immediately payable.

     The Company shall, and is hereby authorized to, record on the schedule attached hereto as Schedule 1, or to otherwise record in accordance with its usual practice, the date and amount of each principal payment; provided, however, that the failure to do so shall not affect the Trust's obligation to pay amounts due hereunder.

     All payments received hereunder shall be applied in the following order: first, to the payment of any costs (including attorney fees) incurred by the holder hereto in collecting any amounts hereunder; second, to the payment of accrued but unpaid interest; and third, to the payment of the principal amount outstanding.

     This Note shall be governed by and construed under the laws of the State of New York.

     The Trust hereby waives presentment, demand, protest and notice of dishonor.

     This Note is issued by the Trust pursuant to the Trust Agreement, dated December 7, 1992, as amended, and is entitled to the benefits thereof. The Trustee is executing this Note solely in its capacity as Trustee of the Trust. The Trustee shall have no liability or obligation of any kind in its individual capacity to the Company or its successors as a result of the execution or issuance of this Note.


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     All  payments of  principal  and  interest in respect of this Note shall be made in transferable United States dollars in immediately available funds to the order of the holder hereof by wire transfer to such account at such financial institution as may be specified from time to time by the holder hereof to the Trustee in writing.

     Any failure of the holder to exercise any right, remedy or recourse shall not be deemed a waiver or release of same, such waiver or release or any other modification of any such right, remedy or recourse to be effective only if set forth in a written document executed by the holder and then only to the extent recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to or as a waiver or release of any subsequent event. The acceptance by the holder of payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any right, remedy or recourse at that time or at any time, or nullify any prior exercise of any such right, remedy or recourse without the express written consent of the holder.

     Subject to the provisions hereof, and to the extent not inconsistent with applicable law, in the event of a default hereunder, the Trustee agrees to pay all reasonable costs of collection hereof when billed therefor, including reasonable attorneys fees, whether or not action shall be instituted to enforce this Note.

                                  JPMorgan Chase Bank, National Association,
                                     as Directed Trustee of The Brink's Company
                                     Employee Benefits Trust



                                      By:               /s/ Peter J. Coghill
                                               --------------------------------

                                      Name:             Peter J. Coghill
                                               --------------------------------

                                      Title:            Vice President
                                               --------------------------------


                                       2


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                                   SCHEDULE 1




                                 Promissory Note
                                 ---------------

                            Schedule of Payments and
                            ------------------------
                               Amounts Outstanding
                               -------------------



                                                            Total Remaining
   Date of Payment        Amount of Payment         Principal Amount Outstanding
   ---------------        -----------------         ----------------------------